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                                   EXHIBIT 99

                             JOINT FILING AGREEMENT

We, the signatories of the statement on Schedule 13G to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by either of us will be, filed on behalf of each of us.


                           Date:  February 13, 1998


                  Signature: /s/ Steven C. Kenninger
                             --------------------------
                              Steven C. Kenninger

                             /s/ Gail A. Jaquish
                             --------------------------
                              Gail A. Jaquish

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